Exhibit 1(d)




                       AMENDMENT NO. 4 TO RIGHTS AGREEMENT

         Amendment No. 4 dated as of February 21, 2001 ("Amendment No. 4") among Merrimac Industries, Inc., a New Jersey corporation ("Merrimac New Jersey"), Merrimac-Delaware, Inc., a Delaware corporation ("Merrimac Delaware", and together with Merrimac New Jersey, "Merrimac") and Mellon Investor Services, L.L.C. (f.k.a. ChaseMellon Shareholder Services, L.L.C.), a New Jersey limited liability company, as Rights Agent (the "Rights Agent"), to the Rights Agreement dated as of March 9, 1999, as amended on June 9, 1999, April 7, 2000 and
October 26, 2000 (the "Rights Agreement"), between Merrimac New Jersey and the Rights Agent.

         WHEREAS, Merrimac New Jersey and the Rights Agent entered into the Rights Agreement;

         WHEREAS, Merrimac New Jersey will be merged with and into Merrimac Delaware, on the date hereof, pursuant to an Agreement and Plan of Merger dated as of December 18, 2000 by and between Merrimac New Jersey and Merrimac Delaware, with Merrimac Delaware surviving such merger (the "Merger") and thereby succeeding to the rights and obligations of Merrimac New Jersey under the Rights Agreement; and

         WHEREAS, the Board of Directors of Merrimac New Jersey, in accordance with Section 27 of the Rights Agreement, deems it desirable and in the best interests of Merrimac New Jersey and its shareholders to amend the Rights Agreement as set forth herein in order to ensure that the rights afforded and attached to the shares of Merrimac New Jersey under the Rights Agreement prior to the consummation of the Merger will be afforded and attached to the shares of Merrimac Delaware when Merrimac Delaware succeeds to the rights and obligations of Merrimac New Jersey under the Rights Agreement upon the consummation of the Merger; and

         WHEREAS, Merrimac Delaware has approved this Agreement and adopted the Rights Agreement, as amended hereby, as the Rights Agreement of Merrimac Delaware and desires to become a party to the Rights Agreement, as amended hereby;

         NOW, THEREFORE, in consideration of the premises and mutual agreements herein set forth, the parties agree as follows:

         Section 1. Certain Definitions.

         (a) For purposes of this Amendment No. 4, capitalized terms used herein and not otherwise defined shall have the meanings indicated in the Rights Agreement. Each reference to "hereof" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Rights Agreement shall refer to the Rights Agreement as amended hereby.

         (b) Upon effectiveness of the Merger, each reference to the "Company" contained in the Rights Agreement shall mean Merrimac Industries, Inc. (formerly known as "Merrimac-





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Delaware, Inc."), a Delaware corporation, as successor by merger to Merrimac
Industries, Inc., a New Jersey corporation.

         (c) Upon effectiveness of the Merger, Section 1(g) of the Rights Agreement is hereby amended and restated in its entirety as follows:

         "(g)    "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company."

         (d) Upon effectiveness of the Merger, the following subsections "o" and "p" shall be added to Section 1 of the Rights Agreement:

         "(o)    "Merger" shall mean the merger of Merrimac Industries, Inc. a
     New Jersey corporation ("Merrimac New Jersey") with and into Merrimac-Delaware, Inc., a Delaware corporation and wholly-owned subsidiary of Merrimac New Jersey with Merrimac-Delaware, Inc. surviving the merger, pursuant to an Agreement and Plan of Merger dated as of December 18, 2000 by and between Merrimac New Jersey and Merrimac-Delaware, Inc."

         "(p)    "Merger Agreement" shall mean the Agreement and Plan of Merger dated as of December 18, 2000 by and between Merrimac Industries, Inc., a New Jersey corporation and Merrimac-Delaware, Inc., a Delaware corporation."

         Section 2. Issue of Rights Certificate.

         Upon effectiveness of the Merger, Section 3(a) of the Rights Agreement is hereby amended and restated in its entirety as follows:

         "(a) Until the earlier of (i) the close of business on the tenth day after the Shares Acquisition Date or (ii) the close of business on the tenth Business Day (or such later date as may be determined by action of the Board of Directors prior to such time as any Person becomes an Acquiring Person) after the date of the commencement by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) of, or of the first public announcement of the intention of any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any entity holding Common Shares for or pursuant to the terms of any such plan) to commence, a tender or exchange offer the consummation of which would result in any Person becoming the Beneficial Owner of Common Shares aggregating 10% or more of the then outstanding Common Shares (the earlier of such dates being herein referred to as the "Distribution Date"), (x) the Rights will be evidenced (subject to the provisions of Section 3(b) hereof) by the certificates for Common Shares and not by separate Right Certificates and the registered holders of the Common Shares shall be deemed the registered holders of the associated Rights, and (y) any transfer of Common Shares (or any interest therein, including the creation of a security interest) will also effect a transfer of the associated Rights (or the equivalent interest therein) and neither the Rights nor any interest therein may be transferred otherwise than by transfer of the associated Common Shares (or the




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     equivalent interest therein). Notwithstanding the foregoing, upon effectiveness of the Merger, the Rights will be evidenced by both (i) certificates for shares of Common Stock of the Company, and (ii) certificates for shares of common stock of Merrimac Industries, Inc., a New Jersey corporation, for so long as such certificates shall be held by stockholders of the Company and continue to represent shares of the Common Stock of the Company as provided under Section 1.6 of the Merger Agreement. As soon as practicable after the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, insured, postage-prepaid mail, to each record holder of Common Shares as of the close of business on the Distribution Date (other than any Acquiring Person or any Affiliate or Associate thereof), at the address of such holder shown on the records of the Company, a Right Certificate, in substantially the form of Exhibit A hereto (a "Right Certificate"), evidencing one Right for each Common Share so held, subject to adjustment as provided herein. As of the Distribution Date, the Rights will be evidenced solely by such Right Certificates."

         Section 3. Governing Law.

         Upon effectiveness of the Merger, Section 32 of the Rights Agreement is hereby amended and restated in its entirety as follows:

         "Section 32. Governing Law. This Agreement and each Right Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however , that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State."

         Section 4. Form of Right Certificate.

         Upon effectiveness of the Merger, Exhibit A to the Rights Agreement is hereby amended and restated in its entirety by substitution therefor of Annex I attached hereto.

         Section 5. Benefits of this Agreement. Nothing in this Amendment No. 4 shall be construed to give to any Person other than Merrimac, the Rights Agent and the registered holders of the Rights any legal or equitable right, remedy or claim under this Amendment No. 4, but this Amendment No. 4 shall be for the sole and exclusive benefit of Merrimac, the Rights Agent and the registered holders of the Rights.

         Section 6. Effect of Merger. From and after the Merger, the Rights Agreement, as amended by this Amendment No. 4, shall constitute the Rights Agreement of Merrimac Delaware, and all obligations of Merrimac New Jersey under the Rights Agreement shall cease. After the effective time of the Merger, Merrimac Industries, Inc. a Delaware corporation, as successor by merger to Merrimac Industries, Inc., a New Jersey corporation, and the Rights Agent shall execute a restated rights agreement that restates and integrates and does not further amend the Rights Agreement as heretofore and hereby amended, provided, however, that such




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restated rights agreement shall eliminate all references to Merrimac New Jersey except as may be required for historical accuracy and make such other changes in the Rights Agreement as are necessary to effectuate the intent of this Amendment No. 4.

         Section 7. Severability. If any term, provision or restriction of this Amendment No. 4 is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and restrictions of this Amendment No. 4 shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         Section 8. Governing Law. This Amendment No. 4 shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State; provided, however, that all provisions regarding the rights, duties and obligations of the Rights Agent shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.

         Section 9. Counterparts. This Amendment No. 4 may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         Section 10. Descriptive Headings. Descriptive headings of the several Sections of this Amendment No. 4 are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                   [Balance of page left intentionally blank]




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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 4 to be duly executed and attested, all as of the day and year first above written.

                                          MERRIMAC INDUSTRIEs, Inc.


                                          By:   /s/ Robert V. Condon
                                             -----------------------------------
                                             Name:   Robert V. Condon
                                             Title:  Vice President, Finance and
                                                     Chief Financial Officer



                                          MERRIMAC-DELAWARE, INC.


                                          By:  /s/ Mason N. Carter
                                             -----------------------------------
                                             Name:  Mason N. Carter
                                             Title: Chairman of the Board,
                                                    President and Chief
                                                    Executive Officer



                                          MELLON INVESTOR SERVICES, L.L.C., as
                                          Rights Agent


                                          By:  /s/ Yvonne D. Benn
                                             -----------------------------------
                                             Name:  Yvonne D. Benn
                                             Title: Relationship Manager




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                                                                         Annex I


                           "Form of Right Certificate

Certificate No. R-   _____ Rights

                NOT EXERCISABLE AFTER MARCH 19, 2009 OR EARLIER IF REDEEMED OR EXCHANGED AS SET FORTH IN THE RIGHTS AGREEMENT. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $.01 PER RIGHT AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. RIGHTS ISSUED OR TRANSFERRED TO, OR HELD BY, ANY PERSON WHO IS, WAS OR BECOMES AN ACQUIRING PERSON OR AN AFFILIATE OR ASSOCIATE THEREOF (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT), WHETHER CURRENTLY HELD BY OR ON BEHALF OF SUCH PERSON OR BY ANY SUBSEQUENT HOLDER, MAY BE NULL AND VOID.

                                Right Certificate

                            Merrimac Industries, Inc.

         This certifies that ________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of March 9, 1999, as amended (the "Rights Agreement"), between Merrimac Industries, Inc. (formerly known as Merrimac-Delaware, Inc.), a Delaware corporation (the "Company"), as successor by merger to Merrimac Industries, Inc., a New Jersey Corporation ("Merrimac New Jersey"), and Mellon Investor Services, L.L.C. (f.k.a. ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M., New York City time, on March 19, 2009 at the designated office of the Rights Agent, or at the office of its successor as Rights Agent, one fully paid, nonassessable share of Common Stock, par value $0.01 per share, (the "Common Shares"), of the Company, at a purchase price of $25.00 per one share of a Common Share (the "Purchase Price"), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase duly executed. The number of Rights evidenced by this Right Certificate (and the number of Common Shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of March 19, 1999, based on the common shares of Merrimac New Jersey, the predecessor of the Company, as constituted at such date. As provided in the Rights Agreement, the Purchase Price and the number of Common Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the happening of certain events.

         This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

         This Right Certificate, with or without other Right Certificates, upon surrender at the designated office of the Rights Agent, may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Common Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If the Rights evidenced by this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Right Certificate (i) may be redeemed by the Company at a redemption price of $.01 per Right or (ii) may be exchanged in whole or in part for Common Shares or shares of other securities of the Company.

         No fractional Common Shares will be issued upon the exercise of any Right or Rights evidenced hereby, but, in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

         No holder of Rights evidenced by this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of the Common Shares or of any other securities of the Company which may at any time be issuable on the exercise thereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder of any Rights evidenced hereby, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.




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


         This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company and its corporate seal.

Dated as of ____________.

                                                 MERRIMAC INDUSTRIES, INC.



                                                 By:   ______________________
                                                       Name:
                                                       Title:



Countersigned:

MELLON INVESTOR SERVICES, L.L.C.
as Rights Agent



By:___________________________________________
Name:
Title:




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                    Form of Reverse Side of Right Certificate

                               FORM OF ASSIGNMENT


                (To be executed by the registered holder if such holder desires to transfer the Rights evidenced by this Right Certificate.)

FOR VALUE RECEIVED _______________________________ hereby sells, assigns and transfers unto________________________________________________________
                   (Please print name and address of transferee)
Rights evidenced by this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint __________________ attorney, to transfer the said Rights on the books of the within-named Company, with full power of substitution.


Dated:________________

                                                     ---------------------------
                                                     Signature
Signature Guaranteed:

Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, in each case, participating in a Medallion program approved by the Securities Transfer Association, Inc.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not being assigned by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement). In addition, the undersigned hereby certifies that after due inquiry and to




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


the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

                                                     ---------------------------
                                                     Signature




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


                          FORM OF ELECTION TO PURCHASE

                  (To be executed if holder desires to exercise
                   Rights evidenced by the Right Certificate.)


To:  Merrimac Industries, Inc.

The undersigned hereby irrevocably elects to exercise ___________________ Rights evidenced by this Right Certificate to purchase the Common Shares issuable upon the exercise of such Rights and requests that certificates for such Common Shares be issued in the name of:

                                  ----------------------------------------------
                                  |                                            |
Please insert social security     |                                            |
or other identifying number       |                                            |
                                  ----------------------------------------------



 -----------------------------------------------------------------------------
                         (Please print name and address)

  ----------------------------------------------------------------------------

              If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

                                  ----------------------------------------------
                                  |                                            |
Please insert social security     |                                            |
or other identifying number       |                                            |
                                  ----------------------------------------------


 -----------------------------------------------------------------------------
                         (Please print name and address)

 -----------------------------------------------------------------------------


Dated:  ____________
                                                         -----------------------
                                                         Signature
Signature Guaranteed:


Signatures must be guaranteed by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United




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


States, in each case, participating in a Medallion program approved by the Securities Transfer Association, Inc.

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not being exercised by or on behalf of any Person who is or was an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement). In addition, the undersigned hereby certifies that after due inquiry and to the best knowledge of the undersigned, the undersigned did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person or an Affiliate or Associate of an Acquiring Person.

                                                     ---------------------------
                                                     Signature



                                     NOTICE

The signature in the Form of Assignment or Form of Election to Purchase, as the case may be, must conform to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever. In the event the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Right Certificate to be an Acquiring Person or an Affiliate or Associate thereof (as such terms are defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored."